Exhibit 99.1

NEWS RELEASE

SPX REPORTS SECOND QUARTER 2010 RESULTS

Earnings Per Share from Continuing Operations of $1.40;

Adjusted Earnings Per Share* of $1.00

Raises 2010 EPS Guidance Range to $3.30 to $3.50*, on an Adjusted Basis, From $3.00 to $3.30 Per Share

CHARLOTTE, NC — August 4, 2010 — SPX Corporation (NYSE:SPW) today reported results for the second quarter ended July 3, 2010:

Second Quarter Highlights:

•                  Revenues were $1.19 billion, a decrease of 0.3% compared to the year-ago quarter.  Organic revenues* declined 2.0%, completed acquisitions increased reported revenues by 3.2%, and the impact of currency fluctuations decreased reported revenues by 1.5%.

•                  Segment income and margins were $135.5 million and 11.4%, compared with $135.9 million and 11.4% in the year-ago quarter.

•                  Diluted net income per share from continuing operations was $1.40, compared with $0.80 in the year-ago quarter.  The current-year quarter included net tax benefits of $20.0 million, or $0.40 per share, related to the audits of the company’s 2006 and 2007 U.S. income tax returns.

•                  Adjusted net income per share from continuing operations, which excludes the impact of the net tax benefits noted above, was $1.00, compared to the company’s guidance of $0.65 to $0.75.

•                  Net cash from continuing operations was $47.6 million, compared with $61.9 million in the year-ago quarter. The decline in cash flow was due primarily to an increase in working capital, which more than offset the lower spending on restructuring.

•                  Free cash flow from continuing operations* during the quarter was $35.8 million, compared with $32.3 million in the year-ago quarter.  The improvement was due primarily to the items noted above, in addition to lower capital expenditures in 2010.

“We are pleased to report that second quarter adjusted earnings per share increased 25% over the prior year period. We attribute this primarily to the improved results in our Thermal Equipment & Services and Test & Measurement segments and lower restructuring expenses this year.  These improvements more than offset declines in the results of other businesses, most notably our transformer business,” said Christopher J. Kearney, Chairman, President and Chief Executive Officer of SPX.

“Our focus on expansion in emerging markets continues to play a critical role in creating revenue opportunities.  In the second quarter, more than 25% of our revenue was generated from sales into emerging regions, driven particularly by sales into China which grew more than 50% year-over-year.  Based on the strength of our second quarter results, we are raising our adjusted earnings per share guidance range for the year to $3.30 to $3.50 per share from the previous range of $3.00 to $3.30.

“2010 is progressing much as we had anticipated with recovery in our mid-to-late cycle businesses, particularly power and energy, continuing to lag the improvement we are seeing in many of our early cycle businesses.  Although the timing and pace of recovery remains uncertain in our three strategic markets, we believe we are well positioned for growth as they recover.  We expect our recent strategic actions will enhance our competitive position,” Kearney said.

FINANCIAL HIGHLIGHTS — CONTINUING OPERATIONS

Flow Technology

Revenues for the second quarter of 2010 were $383.4 million compared to $396.2 million in the second quarter of 2009, a decrease of $12.8 million, or 3.2%.  Organic revenues declined 6.0%, driven primarily by softness in the oil and gas market and lower demand for large-scale systems in the food and beverage market.  The February 2010 acquisition of Gerstenberg Schroeder increased reported revenues by 3.8%, while the impact of currency fluctuations decreased reported revenues by 1.0%, from the year-ago quarter.

Segment income was $45.2 million, or 11.8% of revenues, in the second quarter of 2010 compared to $48.5 million, or 12.2% of revenues, in the second quarter of 2009.  The decline in segment income was due primarily to the impact of the organic revenue decline noted above.  This decline was offset partially by the benefits from restructuring actions taken in 2009 and other operating initiatives.  The decline in segment margins was due primarily to the impact from the acquisition of Gerstenberg Schroeder.

Test and Measurement

Revenues for the second quarter of 2010 were $239.9 million compared to $207.6 million in the second quarter of 2009, an increase of $32.3 million, or 15.6%.  Organic revenues increased 17.8%, driven primarily by increased sales of diagnostic and service tools to vehicle manufacturers and their dealer service networks and an increase in sales of fare-collection systems.  The impact of currency fluctuations decreased revenues by 2.2% from the year-ago quarter.

Segment income was $23.7 million, or 9.9% of revenues, in the second quarter of 2010 compared to $13.3 million, or 6.4% of revenues, in the second quarter of 2009.  The increase in segment income and margins was due primarily to the impact of the organic revenue increase noted above and benefits from restructuring actions taken in 2009.

Thermal Equipment and Services

Revenues for the second quarter of 2010 were $393.1 million compared to $368.9 million in the second quarter of 2009, an increase of $24.2 million, or 6.6%.  Organic revenues increased 3.3% in the quarter, driven primarily by project timing for cooling systems. The December 2009 SPX Heat Transfer Inc. acquisition increased reported revenues by 5.9%, while the impact of currency fluctuations decreased reported revenues by 2.6%, from the year-ago quarter.

Segment income was $48.9 million, or 12.4% of revenues, in the second quarter of 2010 compared to $27.5 million, or 7.5% of revenues, in the second quarter of 2009.  The increase in segment income and margins was due primarily to strong project execution, a favorable project mix and the incremental profits from SPX Heat Transfer.

Industrial Products and Services

Revenues for the second quarter of 2010 were $173.3 million compared to $220.8 million in the second quarter of 2009, a decrease of $47.5 million, or 21.5%.  Organic revenues declined 21.9% in the quarter, driven primarily by volume and pricing declines for power transformers.  Completed acquisitions increased reported revenues by 0.6%, while the impact of currency fluctuations decreased reported revenues by 0.2%, from the year-ago quarter.

Segment income was $17.7 million, or 10.2% of revenues, in the second quarter of 2010 compared to $46.6 million, or 21.1% of revenues, in the second quarter of 2009.  The decrease in segment income and margins was due primarily to the impact of the organic revenue decline in transformers.

OTHER ITEMS

Dividend:   On May 28, 2010, the company announced that its Board of Directors had declared a quarterly dividend of $0.25 per common share to shareholders of record on June 15, 2010, which was paid on July 6, 2010.

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended July 3, 2010 with the Securities and Exchange Commission by August 12, 2010.  This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

SPX Corporation (NYSE: SPW) is a Fortune 500 multi-industry manufacturing leader that provides its customers with highly-specialized, engineered solutions to solve critical business issues.

SPX products and technologies play an important role in the expansion of global infrastructure to help meet increased demand for power and energy and support many different sources of power generation, including coal and natural gas, nuclear, solar and geothermal. The company’s innovative product portfolio, containing many energy efficient products, includes cooling systems for power plants throughout the world; highly advanced food processing components and turnkey, scalable systems serving the global food and beverage industry; process equipment that assists a variety of flow processes including oil and gas exploration, distribution and refinement and power generation; handheld diagnostic tools that aid in vehicle maintenance and repair; and power transformers that allow utility companies to regulate electric voltage, transmission and distribution.

With headquarters in Charlotte, North Carolina, SPX has approximately 15,000 employees in more than 35 countries worldwide. Visit www.spx.com.

* Non-GAAP number. See attached financial schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K and quarterly reports on Form 10-Q.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.  Actual results may differ materially from these statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements.  Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contact:

Ryan Taylor (Investors)	Jennifer H. Epstein (Media)
704-752-4486	704-752-7403
investor@spx.com	jennifer.epstein@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009

Revenues	$1,189.7	$1,193.5	$2,275.3	$2,353.1

Costs and expenses:
Cost of products sold	836.5	845.4	1,608.6	1,673.0
Selling, general and administrative	254.9	242.1	503.7	484.1
Intangible amortization	6.4	5.2	12.6	10.4
Special charges, net	4.4	23.3	11.2	35.2
Operating income	87.5	77.5	139.2	150.4

Other expense, net	(1.8)	(1.6)	(13.9)	(13.8)
Interest expense	(20.6)	(22.8)	(41.1)	(45.8)
Interest income	1.3	2.1	2.9	4.2
Equity earnings in joint ventures	7.2	5.5	15.9	16.3
Income from continuing operations before income taxes	73.6	60.7	103.0	111.3
Income tax provision	(4.2)	(21.6)	(15.9)	(33.9)
Income from continuing operations	69.4	39.1	87.1	77.4

Income (loss) from discontinued operations, net of tax	—	0.5	—	(1.4)
Gain (loss) on disposition of discontinued operations, net of tax	8.6	(6.5)	12.2	(18.6)
Income (loss) from discontinued operations, net of tax	8.6	(6.0)	12.2	(20.0)

Net income	78.0	33.1	99.3	57.4

Less: Net loss attributable to noncontrolling interests	(0.8)	(0.3)	(1.6)	(0.4)

Net income attributable to SPX Corporation	$78.8	$33.4	$100.9	$57.8

Amounts attributable to SPX Corporation common shareholders:
Income from continuing operations, net of tax	$70.2	$39.5	$88.7	$78.3
Income (loss) from discontinued operations, net of tax	8.6	(6.1)	12.2	(20.5)
Net income	$78.8	$33.4	$100.9	$57.8

Basic income per share of common stock
Income from continuing operations attributable to SPX Corporation common shareholders	$1.41	$0.81	$1.79	$1.58
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	0.18	(0.13)	0.24	(0.41)
Net income per share attributable to SPX Corporation common shareholders	$1.59	$0.68	$2.03	$1.17

Weighted average number of common shares outstanding - basic	49.657	49.021	49.594	49.484

Diluted income per share of common stock
Income from continuing operations attributable to SPX Corporation common shareholders	$1.40	$0.80	$1.77	$1.57
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	0.17	(0.12)	0.24	(0.41)
Net income per share attributable to SPX Corporation common shareholders	$1.57	$0.68	$2.01	$1.16

Weighted average number of common shares outstanding - diluted	50.294	49.424	50.109	49.848

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	July 3,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and equivalents	$408.1	$522.9
Accounts receivable, net	1,070.6	1,046.3
Inventories	543.9	560.3
Other current assets	174.3	121.2
Deferred income taxes	52.0	56.1
Assets of discontinued operations	—	5.7
Total current assets	2,248.9	2,312.5
Property, plant and equipment:
Land	37.7	39.1
Buildings and leasehold improvements	238.5	250.4
Machinery and equipment	699.0	712.2
	975.2	1,001.7
Accumulated depreciation	(455.2)	(455.3)
Property, plant and equipment, net	520.0	546.4
Goodwill	1,555.5	1,600.0
Intangibles, net	679.8	708.3
Deferred income taxes	94.1	114.7
Other assets	459.6	442.5
TOTAL ASSETS	$5,557.9	$5,724.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$476.9	$475.8
Accrued expenses	897.0	987.5
Income taxes payable	27.6	40.3
Short-term debt	76.9	74.4
Current maturities of long-term debt	97.5	76.0
Liabilities of discontinued operations	—	5.3
Total current liabilities	1,575.9	1,659.3

Long-term debt	1,107.4	1,128.6
Other income taxes	93.7	92.1
Other long-term liabilities	935.6	962.9
Total long-term liabilities	2,136.7	2,183.6

Equity:
SPX Corporation shareholders’ equity:
Common stock	983.6	979.0
Paid-in capital	1,435.2	1,425.7
Retained earnings	2,279.0	2,203.0
Accumulated other comprehensive loss	(344.9)	(213.6)
Common stock in treasury	(2,516.3)	(2,523.3)
Total SPX Corporation shareholders’ equity	1,836.6	1,870.8
Noncontrolling interests	8.7	10.7
Total equity	1,845.3	1,881.5
TOTAL LIABILITIES AND EQUITY	$5,557.9	$5,724.4

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Six months ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Cash flows from (used in) operating activities:
Net income	$78.0	$33.1	$99.3	$57.4
Less: Income (loss) from discontinued operations, net of tax	8.6	(6.0)	12.2	(20.0)
Income from continuing operations	69.4	39.1	87.1	77.4
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	4.4	23.3	11.2	35.2
Gain on sale of product line	—	(1.4)	—	(1.4)
Deferred and other income taxes	2.4	4.4	11.7	4.4
Depreciation and amortization	28.1	26.8	55.9	51.9
Pension and other employee benefits	17.1	13.8	34.5	27.7
Stock-based compensation	8.2	6.1	20.1	15.3
Other, net	(8.7)	(4.8)	2.2	14.1
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	(90.7)	48.0	(139.3)	88.4
Inventories	15.4	45.0	13.7	56.3
Accounts payable, accrued expenses and other	8.5	(124.4)	(57.4)	(310.6)
Cash spending on restructuring actions	(6.5)	(14.0)	(17.2)	(31.8)
Net cash from continuing operations	47.6	61.9	22.5	26.9
Net cash from (used in) discontinued operations	(0.4)	12.4	(2.0)	8.2
Net cash from operating activities	47.2	74.3	20.5	35.1

Cash flows from (used in) investing activities:
Proceeds from asset sales and other	1.8	1.6	2.1	1.6
(Increase) decrease in restricted cash	0.9	2.1	(4.9)	9.9
Business acquisitions and investments, net of cash acquired	(31.5)	—	(58.3)	—
Capital expenditures	(11.8)	(29.6)	(23.6)	(44.9)
Net cash used in continuing operations	(40.6)	(25.9)	(84.7)	(33.4)
Net cash from (used in) discontinued operations	0.7	(0.1)	7.4	18.5
Net cash used in investing activities	(39.9)	(26.0)	(77.3)	(14.9)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	9.0	—	111.0	272.0
Repayments under senior credit facilities	(31.7)	(43.8)	(110.0)	(200.8)
Borrowings under trade receivables agreement	—	37.0	10.0	112.0
Repayments under trade receivables agreement	(8.0)	(18.0)	(11.0)	(60.0)
Net borrowing (repayments) under other financing arrangements	0.2	(7.2)	0.1	(18.3)
Purchases of common stock	—	—	—	(113.2)
Proceeds from the exercise of employee stock options and other, net of minimum tax withholdings paid on behalf of employees for net share settlements	1.4	—	(6.6)	(5.6)
Purchase of noncontrolling interest in subsidiary	—	—	—	(3.2)
Financing fees paid	—	—	(1.0)	—
Dividends paid	(12.7)	(12.1)	(25.1)	(25.2)
Net cash used in continuing operations	(41.8)	(44.1)	(32.6)	(42.3)
Net cash from discontinued operations	—	—	—	0.2
Net cash used in financing activities	(41.8)	(44.1)	(32.6)	(42.1)
Change in cash and equivalents due to changes in foreign exchange rates	(21.5)	(0.6)	(25.4)	(19.5)
Net change in cash and equivalents	(56.0)	3.6	(114.8)	(41.4)
Consolidated cash and equivalents, beginning of period	464.1	430.9	522.9	475.9
Consolidated cash and equivalents, end of period	$408.1	$434.5	$408.1	$434.5

SPX CORPORATION AND SUBSIDIARIES

 RESULTS OF OPERATIONS BY SEGMENT

(Unaudited; in millions)

	Three months ended			Six months ended
	July 3, 2010	June 27, 2009%		July 3, 2010	June 27, 2009%
Flow Technology

Revenues	$383.4	$396.2	-3.2%	$737.4	$790.2	-6.7%
Gross profit	135.3	136.9		262.6	267.4
Selling, general and administrative expense	87.3	85.6		170.3	163.2
Intangible amortization expense	2.8	2.8		5.8	5.6
Segment income	$45.2	$48.5	-6.8%	$86.5	$98.6	-12.3%
as a percent of revenues	11.8%	12.2%		11.7%	12.5%

Test and Measurement

Revenues	$239.9	$207.6	15.6%	$444.3	$403.6	10.1%
Gross profit	73.6	59.1		133.0	112.1
Selling, general and administrative expense	48.2	44.1		92.7	89.6
Intangible amortization expense	1.7	1.7		3.2	3.4
Segment income	$23.7	$13.3	78.2%	$37.1	$19.1	94.2%
as a percent of revenues	9.9%	6.4%		8.4%	4.7%

Thermal Equipment and Services

Revenues	$393.1	$368.9	6.6%	$746.5	$711.1	5.0%
Gross profit	102.1	79.6		184.8	152.4
Selling, general and administrative expense	51.7	51.5		101.3	102.3
Intangible amortization expense	1.5	0.6		3.1	1.2
Segment income	$48.9	$27.5	77.8%	$80.4	$48.9	64.4%
as a percent of revenues	12.4%	7.5%		10.8%	6.9%

Industrial Products and Services

Revenues	$173.3	$220.8	-21.5%	$347.1	$448.2	-22.6%
Gross profit	46.5	75.6		95.1	154.0
Selling, general and administrative expense	28.4	28.9		56.8	58.3
Intangible amortization expense	0.4	0.1		0.5	0.2
Segment income	$17.7	$46.6	-62.0%	$37.8	$95.5	-60.4%
as a percent of revenues	10.2%	21.1%		10.9%	21.3%

Total segment income	$135.5	$135.9		$241.8	$262.1
Corporate expenses	22.5	19.2		45.2	42.5
Pension and postretirement expense	12.9	9.8		26.1	18.7
Stock-based compensation expense	8.2	6.1		20.1	15.3
Special charges, net	4.4	23.3		11.2	35.2
Consolidated Operating Income	$87.5	$77.5	12.9%	$139.2	$150.4	-7.4%

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE RECONCILIATION

(Unaudited)

	Three months ended July 3, 2010
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions	Currency	Growth (Decline)

Flow Technology	(3.2)%	3.8%	(1.0)%	(6.0)%

Test and Measurement	15.6%	—%	(2.2)%	17.8%

Thermal Equipment and Services	6.6%	5.9%	(2.6)%	3.3%

Industrial Products and Services	(21.5)%	0.6%	(0.2)%	(21.9)%

Consolidated	(0.3)%	3.2%	(1.5)%	(2.0)%

	Six months ended July 3, 2010
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions	Currency	Growth (Decline)

Flow Technology	(6.7)%	2.2%	1.7%	(10.6)%

Test and Measurement	10.1%	—%	—%	10.1%

Thermal Equipment and Services	5.0%	7.0%	(0.2)%	(1.8)%

Industrial Products and Services	(22.6)%	0.3%	—%	(22.9)%

Consolidated	(3.3)%	2.9%	0.5%	(6.7)%

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW  RECONCILIATION

(Unaudited; in millions)

	Three months ended		Six months ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009

Net cash from continuing operations	$47.6	$61.9	$22.5	$26.9

Capital expenditures - continuing operations	(11.8)	(29.6)	(23.6)	(44.9)

Free cash flow from (used in) continuing operations	$35.8	$32.3	$(1.1)	$(18.0)

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Six months ended
July 3, 2010

Beginning cash and equivalents	$522.9

Operational cash flow	22.5
Business acquisitions and investments, net of cash acquired	(58.3)
Capital expenditures	(23.6)
Increase in restricted cash	(4.9)
Proceeds from asset sales and other	2.1
Borrowings under senior credit facilities	111.0
Repayments under senior credit facilities	(110.0)
Net borrowings under other financing arrangements	0.1
Net repayments under trade receivable agreement	(1.0)
Financing fees paid	(1.0)
Minimum tax withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(6.6)
Dividends paid	(25.1)
Cash from discontinued operations	5.4
Change in cash due to changes in foreign exchange rates	(25.4)

Ending cash and equivalents	$408.1

	Debt at				Debt at
	12/31/2009	Borrowings	Repayments	Other	7/3/2010

Term loan	$600.0	$—	$(37.5)	$—	$562.5
Domestic revolving loan facility	61.5	111.0	(72.5)	—	100.0
7.625% senior notes	500.0	—	—	—	500.0
7.50% senior notes	28.2	—	—	—	28.2
6.25% senior notes	21.3	—	—	—	21.3
Trade receivables financing arrangement	22.0	10.0	(11.0)	—	21.0
Other indebtedness	46.0	9.1	(9.0)	2.7	48.8

Totals	$1,279.0	$130.1	$(130.0)	$2.7	$1,281.8

SPX CORPORATION AND SUBSIDIARIES

ADJUSTED EARNINGS PER SHARE RECONCILIATION

(Unaudited)

	Three months ended		Six months ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009

Diluted net income per share of common stock from continuing operations	$1.40	$0.80	$1.77	$1.57

Tax matters	(0.40)	—	(0.40)	—

Adjusted diluted net income per share of common stock from continuing operations	$1.00	$0.80	$1.37	$1.57

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW RECONCILIATION

(Unaudited; in millions)

	2010E Guidance Range

Net cash from continuing operations	$280.0	$310.0

Capital expenditures	(100.0)	(90.0)

Free cash flow from continuing operations	$180.0	$220.0

SPX CORPORATION AND SUBSIDIARIES

ADJUSTED EARNINGS PER SHARE RECONCILIATION

(Unaudited)

	2010E Guidance Range

Diluted net income per share of common stock from continuing operations	$3.70	$3.90

Tax matters	(0.40)	(0.40)

Adjusted diluted net income per share of common stock from continuing operations	$3.30	$3.50